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EXHIBIT 1A-6-4

MATERIAL CONTRACTS

CONVERTIBLE NOTE

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NOTE: THIS EXHIBIT CONTAINS REDACTIONS FOR CERTAIN IDENTIFIED INFORMATION EXCLUDED THAT IS NOT MATERIAL IN THE COMPANY’S OPINION AND IS OF THE TYPE THAT THE COMPANY TREATS AS PRIVATE OR CONFIDENTIAL.

CONVERTIBLE NOTE PURCHASE AGREEMENT

This Convertible Note Purchase Agreement (this "Agreement"), dated as of October 7, 2020, is entered into among Seawolf Brewing Company, Inc., a Delaware corporation (the "Company"), and the persons and entities (each individually a "Purchaser," and collectively, the "Purchasers") named on the Schedule of Purchasers attached hereto (the "Schedule of Purchasers").

WHEREAS, subject to the terms and conditions set forth herein, the Company wishes to issue and sell to the Purchasers, and the Purchasers wish to purchase from the Company, one or more convertible promissory   notes in exchange for the consideration (the "Consideration") set forth opposite each Purchaser's name on the Schedule of Purchasers.

Now, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledge, the parties hereto agree as follows:

1.Definitions. Capitalized terms not otherwise defined in this Agreement will have the meanings set forth in this Section 1.

1.1."Common Stock" means the Company's Class C common stock, par value US$0.00001.

1.2."Conversion Shares" (for purposes of determining the type of Equity Securities issuable upon conversion of the Notes) means:

a)with respect to a conversion pursuant to Section 4.1, shares of the Equity Securities issued in the Next Equity Financing;

b)with respect to a conversion pursuant to Section 4.2, shares of Common Stock;

c)with respect to a conversion pursuant to Section 4.3, shares of Common Stock; and

d)with respect to a conversion pursuant to Section 4.4, shares of Common Stock.

1.3."Conversion Price" means (rounded to the nearest 1/100th of one cent):

a)with respect to a conversion pursuant to Section 4.1, the lesser of: (i) the product of (x) 100% less the Discount and (y) the lowest per share purchase price of the Equity Securities issued in the Next Equity Financing; and (ii) the quotient resulting from dividing (x) the Valuation Cap by (y) the Fully Diluted Capitalization immediately prior to the closing of the Next Equity Financing;

b)with respect to a conversion pursuant to Section 4.2, the quotient resulting from dividing (i) the Valuation Cap by (ii) the Fully Diluted Capitalization immediately prior to the closing of the Corporate Transaction;

c)with respect to a conversion pursuant to Section 4.3, the quotient resulting from dividing (i) the Valuation Cap by (ii) the Fully Diluted Capitalization immediately prior to such conversion; and

d)with respect to a conversion pursuant to Section 4.4 the product of (i) 100% less the Discount and (ii) the price per share qualified by the United States Securities and Exchange Commission for the Company's initial Regulation A offering.

1.4."Corporate Transaction" means:

a)the closing of the sale, transfer or other disposition, in a single transaction or series of related transactions, of all or substantially all of the Company's assets;

b)the consummation of a merger or consolidation of the Company with or into another entity (except a merger or consolidation in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold a majority of the outstanding voting securities of the capital stock of the Company or the surviving or acquiring entity immediately following the consummation  of such transaction); or

c)the closing of the transfer (whether by merger, consolidation or otherwise), in a single transaction or series of related transactions to a "person" or "group" (within the meaning of Section 13(d) and Section 14(d)

of the Exchange Act) of the Company's capital stock if, after such closing, such person or group would become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the outstanding voting securities of the Company (or the surviving or acquiring entity).

For the avoidance of doubt, a transaction will not constitute a "Corporate Transaction" if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately prior to such transaction. Notwithstanding the foregoing, the sale of Equity Securities in a bona fide financing transaction will not be deemed a "Corporate Transaction."

1.5."Discount" means 20%.

1.6."Equity Securities" means (a) common stock; (b) any securities conferring the right to purchase common stock; or (c) any securities directly or indirectly convertible into, or exchangeable for (with or without additional consideration) common stock. Notwithstanding the foregoing, the following will not be considered "Equity Securities":

(i) any security granted, issued or sold by the Company to any director, officer, employee, consultant or adviser of the Company for the primary purpose of soliciting or retaining their services; (ii) any convertible promissory   notes (including the Notes) issued by the Company; and (iii) any SAFEs issued by the Company.

1.7."Exchange Act" means the Securities Exchange Act of 1934, as amended.

1.8."Fully Diluted Capitalization" means the number of issued and outstanding shares of the Company's capital stock, assuming (i) the conversion or exercise of all of the Company's outstanding convertible or exercisable securities, including shares of convertible Preferred Stock and all outstanding vested or unvested options or warrants to purchase the Company's capital stock; and (ii) solely for purposes of Sections 1.3(a), 1.3(c), the issuance of all shares of the Company's capital stock reserved and available for future issuance under any of the Company's existing equity incentive plans or any equity incentive plan created or expanded in connection with the Next Equity Financing. Notwithstanding the foregoing,

1.9."Fully Diluted Capitalization" excludes: (i) any convertible promissory notes issued by the Company (including the Notes issued pursuant to this Agreement); (ii) any SAFEs issued by the Company; and (iii) any Equity Securities that are issuable upon conversion of any outstanding convertible promissory notes or SAFEs.

1.10."Maturity Date" means, with respect to each Note issued under this Agreement, October 7, 2022.

1.11.''Next Equity Financing" means the next sale (or series of related sales) by the Company of its Equity Securities following the date of this Agreement, in one or more offerings relying on Section 4(a)(2) of the Securities Act or Regulation D thereunder for exemption from the registration requirements of Section 5 of the Securities Act, from which the Company receives gross proceeds of not less than$1,000,000 (excluding, for the avoidance of doubt, the aggregate principal amount of the Notes).

1.12.''Notes" means the one or more promissory   notes issued to each Purchaser pursuant to Section 2, the form of which is attached here to as Exhibit A.

1.13."Preferred   Stock" means the Company's Preferred   stock, whether now existing or hereafter created.

1.14."SAFE" means any simple agreement for future equity (or similar agreement) which is issued by the Company for bona fide financing purposes and which may convert into the Company's capital stock in accordance with its terms.

1.15."Securities Act" means the Securities Act of 1933, as amended.

1.16."Requisite noteholders" means the holders of a majority-in-interest of the aggregate principal amount of the Notes.

1.17."Valuation Cap" means US$30,000,000.

2.Purchase and Sale of Notes. In exchange for the Consideration paid by each purchaser, the Company will sell and issue to such Purchaser one or more Notes. Each Note will have a principal balance equal to that portion of the Consideration paid by such Purchaser for such Note, as set forth opposite such Purchaser's name on the Schedule of Purchasers.

3.Closings.

3.1.Initial Closing. The initial closing of the sale of the Notes in return for the Consideration paid by each Purchaser (the "Initial Closing") will take place remotely via the exchange of documents and signatures on the date of this Agreement, or at such other time and place as the Company and the Purchasers purchasing a majority-in-interest of the aggregate principal amount of the Notes to be sold at the Initial Closing agree upon orally or in writing. At the Initial Closing, each Purchaser will deliver the Consideration to the Company and the Company will deliver to each Purchaser one or more executed Notes in return for the respective Consideration provided to the Company.

3.2.Subsequent Closings. In any subsequent closing (each a "Subsequent Closing"), the Company may sell additional Notes subject to the terms of this Agreement to any purchaser as it will select; provided that such sale will not take place later than March 31, 2021; and provided further that the aggregate principal amount of Notes issued pursuant to this Agreement does not exceed US$1,000,000. Any subsequent purchasers of Notes will become parties to, and will be entitled to receive Notes in accordance with, this Agreement. Each Subsequent Closing will take place remotely via the exchange of documents and signatures or at such locations and at such times as will be mutually agreed upon orally or in writing by the Company and such purchasers of additional Notes. The Schedule of Purchasers will be updated to reflect the additional Notes purchased at each Subsequent Closing and the patties purchasing such additional Notes.

4.Conversion.

Each Note will be convertible into Conversion Shares pursuant to this Section 4.

4.1.Next Equity Financing Conversion. The principal balance and unpaid accrued interest on each Note will automatically convert into Conversion Shares upon the closing of the Next Equity Financing. The number of Conversion Shares the Company issues upon such conversion will equal the quotient (rounded down to the nearest whole share) obtained by dividing (x) the outstanding principal balance and unpaid accrued interest each converting Note a date that is no more than five days prior to the closing of the Next Equity Financing by (y) the applicable Conversion Price. At least five days prior to the closing of the Next Equity Financing, the Company will notify the holder of each Note in writing of the terms of the Equity Securities that are expected to be issued in such financing. The issuance of Conversion Shares pursuant to the conversion of each Note will be on, and subject to, the same terms and conditions applicable to the Equity Securities issued in the Next Equity Financing.

4.2.Corporate Transaction Conversion. In the event of a Corporate Transaction prior to the conversion of a Note pursuant to Section 4.1, Section 4.3, Section 4.4 or the repayment of such Note, at the closing of such Corporate Transaction, the holder of each Note may elect tha.t such Note will convert into that number of Conversion Shares equal to the quotient (rounded down to the nearest whole share) obtained by dividing (x) the outstanding principal balance and unpaid accrued interest of such Note on a date that is no more than five days prior to the closing of such Corporate Transaction by (y) the applicable Conversion Price.

4.3.Maturity Conversion. At any time on or after the Maturity Date, at the election of the Requisite Noteholders, each Note will convert into that number of Conversion Shares equal to the quotient (rounded down to the nearest whole share) obtained by dividing (x) the outstanding principal balance and unpaid accrued   interest of such Note on the date of such conversion by (y) the applicable Conversion Price.

4.4.Regulation A Conversion. In the event of an offering under Regulation A prior to the conversion of a Note pursuant to Section 4.1, 4.2, 4.3, or the repayment of such Note, the holder of each Note may elect that such Note convert into Conversion Shares. The number of Conversion Shares the Company issues upon such conversion will equal the quotient (rounded down to the nearest whole share) obtained by dividing (x) the outstanding principal balance and unpaid accrued interest under each converting Note on the date of such conversion by (y) the applicable Conversion Price.

4.5.Mechanics of Conversion.

a)Financing Agreements. Each Purchaser acknowledges that the conversion of the Notes into Conversion Shares pursuant to Section 4.1 may require such Purchaser's execution of certain agreements relating to the purchase and sale of the Conversion Shares, as well as registration rights, rights of first refusal and co-sale, rights of first offer and voting rights, if any, relating to such securities (collectively, the "Financing Agreements"). Each Purchaser agrees to execute all of the Financing Agreements in connection with a Next Equity Financing.

b)Certificates. As promptly as practicable after the conversion of each Note and the issuance of the Conversion Shares, the Company (at its expense) will issue and deliver to the holder thereof a certificate or certificates evidencing the Conversion Shares (if certificated), or if the Conversion Shares are not certificated, will deliver a true and correct copy of the Company's share register reflecting the Conversion Shares held by such holder. The Company will not be required to issue or deliver the Conversion Shares until the holder of such Note has surrenders the Note to the Company (or provided an instrument of cancellation or affidavit of loss). The conversion of the Notes pursuant to Section 4.1 and Section 4.2 may be made contingent upon the closing of the Next Equity Financing and Corporate Transaction, respectively.

5.Representations and Warranties of the Company. In connection with the transactions contemplated by this Agreement, the Company hereby represents and warrants to the Purchasers as follows:

5.1.Due Organization: Qualification and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to cany on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify or to be in good standing would have a material adverse effect on the Company.

5.2.Authorization and Enforceability. Except for the authorization and issuance of the Conversion Shares, all corporate action has been taken on the part of the Company and its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Notes. Except as may be limited by applicable bankruptcy, insolvency reorganization or similar laws relating to or affecting the enforcement of creditors' rights, the Company has taken all corporate action required to make all of the obligations of the Company reflected in the provisions of this Agreement and the Notes valid and enforceable in accordance with their terms.

5.3.Valid Issuance of Stock. The Conversion Shares to be issued, sold and delivered upon conversion of the Notes will be duly authorized and validly issued, fully paid and nonassessable and, based in part upon the representations and warranties of the Purchasers in this Agreement, will be issued in compliance with all applicable U.S. federal and state securities laws.

5.4.Compliance with Other Instruments. The authorization, execution and delivery of this Agreement, and the issuance and delivery of the Notes, will not constitute or result in a material default or violation of any law or regulation applicable to the Company or any material term or provision of the Company's current certificate of incorporation or bylaws or any material agreement or instrument by which it is bound or to which its properties or assets are subject.

5.5.Intellectual Property. To its knowledge, the Company has sufficient title and ownership of, or licenses to, all patents, trademarks, service marks, trade names, domain names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted without any violation or infringement of the rights of others. The Company has executed an agreement with each of the Company's founders regarding confidentiality and proprietary information substantially in the form or forms made available to the Purchasers.

5.6.Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of the Company, threatened against the Company or any of its properties or any of its directors, officers or managers (in their capacities as such). There is no judgment, decree or order against the Company or, to the knowledge of the Company, any of its directors, officers or managers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a material adverse effect on the Company.

5.7.Use of Proceeds. The Company hereby represents that it intends to use the proceeds of the Notes primarily for the operations of its business and not for any personal, family or household purpose. The Company hereby represents that its board of directors, in exercise of its fiduciary duty, has approved the execution of this Agreement based upon a reasonable belief that the loan provided for herein is appropriate for the Company after reasonable inquiry concerning its financial objectives and financial situation.

6.Representations and Warranties of the Purchaser. In connection with the transactions contemplated by this Agreement, the Purchaser hereby represents and warrants to the Company as follows:

6.1.Authorization. Each Purchaser has full power and authority (and, if such Purchaser is an individual, the capacity) to enter into this Agreement and to perform all obligations required to be performed by it hereunder. This Agreement, when executed and delivered by each Purchaser, will constitute a valid and legally binding obligation, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors' rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

6.2.Purchase Entirely for Own Account. Each Purchaser acknowledges that this Agreement is made with such Purchaser in reliance upon such Purchaser's representation to the Company, which such Purchaser confirms by executing this Agreement, that the Notes, the Conversion Shares and any Common Stock issuable upon conversion of the Conversion Shares (collectively, the "Securities") will be acquired for investment for such Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Purchaser further represents that such Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities. If other than an individual, each Purchaser also represents it has not been organized solely for the purpose of acquiring the Securities.

6.3.Disclosure of Information: Non-Reliance. Each Purchaser acknowledges that it has received all the information it considers necessary or appropriate to enable it to make an informed decision concerning an investment in the Securities. Each Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities. Each Purchaser confirms that the Company has not given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Securities. In deciding to purchase the Securities, each Purchaser   is not relying on the advice or recommendations of the Company and such Purchaser has made its own independent decision that the investment in the Securities is suitable and appropriate for such Purchaser. Each Purchaser understands that no federal or state agency has passed upon the merits or risks of an investment in the Securities or made any finding or determination concerning the fairness or advisability of this investment.

6.4.Investment Experience. Each Purchaser is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

6.5.Accredited Investor. Each Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act. Each Purchaser agrees to furnish any additional information requested by the Company to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Securities.

6.6.Restricted Securities. Each Purchaser understands that the Securities are not being registered under the Securities Act on the ground that the issuance thereof is exempt under Section 506 of the Securities Act and that reliance on such exemption is predicated in part on the truth and accuracy of the Purchaser's representations and warranties, and those of the other purchasers. Each Purchaser understands that the Securities are not being registered under the securities laws of certain states on the basis that the issuance thereof is exempt as an offer and sale not involving a registerable public offering in such state, since the Securities are "covered securities" under the National Securities Market Improvement Act of 1996 and/or exempt from such registration under Regulation D. Each Purchaser understands that reliance on such exemptions is predicated in part on the truth and accuracy of the Purchaser's representations and warranties and those of other purchasers of the Securities. Each Purchasers covenants not to sell, transfer or otherwise dispose of the Securities unless such Security has been registered under the applicable securities laws or an exemption from registration is available.

6.7.No Public Market. Each Purchaser understands that no public market now exists for the Securities, a public market for the Securities may not develop, it may not be possible to liquidate the Securities readily, and the Securities have not been registered under the Securities Act and applicable state law and exemption from registration for resale may not be available.

6.8.No General Solicitation. Each Purchaser, and its officers, directors, employees, agents, stockholders or partners have not either directly or indirectly, including through a broker or finder solicited offers for or offered or sold the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502 of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act. Each Purchaser acknowledges that neither the Company nor any other person offered to sell the Securities to it by means of any form of general solicitation or advertising within the meaning of Rule 502 of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

6.9.Residence. If the Purchaser is an individual, such Purchaser resides in the state or province identified in the address shown on such Purchaser's signature page hereto. If the Purchaser is a partnership, corporation, limited liability company or other entity, such Purchaser's principal place of business is located in the state or province identified in the address shown on such Purchaser's signature page hereto.

6.10.Foreign Investors. If a Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), such Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Securities; (b) any foreign exchange restrictions applicable to such purchase; (c) any governmental or other consents that may need to be obtained; and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, conversion, redemption, sale, or transfer of the Securities. Each such Purchaser's subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of such Purchaser's jurisdiction. Each such Purchaser acknowledges that the Company has taken no action in foreign jurisdictions with respect to the Securities.

7.Defaults and Remedies.

7.1.Events of Default. The following events shall be considered events of default with respect to each Note (each individually an "Event of Default":

a)If the Company defaults in the payment of any part of the principal or unpaid accrued   interest on the Note and the Company fails to cure such breach within 30 days after receipt of written notice thereof from the Purchaser, after the earlier of (i) the date on which the Requisite Noteholders demand payment on or subsequent to the Maturity Date or (ii) the date fixed for payment by acceleration or otherwise; or

b)If the Company makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts as they become due, or files a voluntary petition for bankruptcy, or files any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, dissolution or similar relief under any present or future statute, law or regulation, or files any answer admitting the material allegations of a petition filed against the Company in any such proceeding, or seeks or consents to or acquiesces in the appointment of any trustee, receiver or liquidator of the Company, or of all or any substantial part of the properties of the Company, or the Company or its respective directors or majority stockholders take any action looking to the dissolution or liquidation of the Company; or

c)If upon 60 days after the commencement of any proceeding against the Company seeking any bankruptcy, reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding has not been dismissed, or if upon (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment has not been vacated.

d)If the Company (i) fails to comply in any material respect with the covenants and other terms relating to the Notes, (ii) fails to discharge material judgments, and (iii) cross-defaults with respect to material contracts.

7.2.Remedies.

a)Upon the occurrence of any Event of Default, all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of the Purchaser, and, in the case of an Event of Default pursuant to Section 7.2(b) or Section 7.2(c), automatically, be immediately due, payable and collectible by the Purchaser pursuant to applicable law.

b)In the event of any Event of Default hereunder, the Company shall pay all reasonable attorneys' fees and court costs incurred by each Purchaser in enforcing and collecting the Notes.

c)Upon the occurrence and during the continuance of any Event of Default, interest shall accrue at the rate of 8% per annum.

d)The Purchasers rights and remedies hereunder shall be cumulative. The Purchasers shall have all other rights and remedies not inconsistent herewith as provided under the UCC, by law or inequity. No exercise by a Purchaser of one right or remedy shall be deemed an election, and no waiver by a Purchaser of any Event of Default shall be deemed a continuing waiver.

8.Miscellaneous.

8.1.Successors and Assigns; No Assignment to Competitors. Except as otherwise provided herein, the terms and conditions of this Agreement will inure to the benefit of, and be binding upon, the respective successors and assigns of the parties; provided, however, that the Company may not assign its obligations under this Agreement without the written consent of the Requisite Noteholders. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or will confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Notwithstanding the foregoing, each Purchaser represents and warrants that no assignment shall be made to a competitor of the Company unless the Company has consented to such assignment in writing.

8.2.Choice of Law. This Agreement and the Notes, and all matters arising out of or relating to this Agreement, whether sounding in contract, tort, or statute will be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof to the extent such principles or would require or prevent the application of the laws of any jurisdiction other than those of the State of Delaware.

8.3.Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. Counterparts may be delivered via facsimile, email (including PDF or electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

8.4.Titles and Subtitles. The titles and subtitles used in this Agreement are included for convenience only and are not to be considered in construing or interpreting this Agreement.

8.5.Notices. All notices and other communications given or made pursuant hereto will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by email or confirmed facsimile; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications will be sent to the respective parties at the addresses shown on the signature pages hereto (or to such email address, facsimile number or other address as subsequently modified by written notice given in accordance with this Section 8.5).

8.6.Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provision were so excluded and this Agreement will be enforceable in accordance with its terms.

8.7.No Finder's Fee. Each party represents that it neither is nor will be obligated to pay any finder's fee, broker's fee or commission in connection with the transactions contemplated by this Agreement. Each Purchaser agrees to indemnify and to hold the Company harmless from any liability for any commission or compensation in the nature of a finder's or broker's fee arising out of the transactions contemplated by this Agreement (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold each Purchaser harmless from any liability for any commission or compensation in the nature of a finder's or broker's fee arising out of the transactions contemplated by this Agreement (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

8.8.Entire Agreement: Amendments and Waivers. This Agreement, the Notes and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. The Company's agreements with each of the Purchasers are separate agreements, and the sales of the Notes to each of the Purchasers are separate sales. Notwithstanding the foregoing, any term   of this Agreement or the Notes may be amended and the observance of any term of this Agreement or the Notes may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Requisite Noteholders. Any waiver or amendment effected in accordance with this Section 8.8 will be binding upon each party to this Agreement and each holder of a Note purchased under this Agreement then outstanding and each future holder of all such Notes.

8.9.Effect of Amendment or Waiver. Each Purchaser acknowledges and agrees that by the operation of Section 8.8 hereof, the Requisite Noteholders will have the right and power to diminish or eliminate all rights of such Purchaser under this Agreement and each Note issued to such Purchaser.

8.10.Exculpation among Purchasers. Each Purchaser acknowledges that it is not relying upon any person, firm, corporation or stockholder, other than the Company and its officers and directors in their capacities as such, in making its investment or decision to invest in the Company. Each Purchaser agrees that no other Purchaser, nor the controlling persons, officers, directors, partners, agents, stockholders or employees of any other Purchaser, will be liable for any action heretofore or hereafter taken or not taken by any of them in connection with the purchase and sale of the Securities.

8.11.Further Assurances. From time to time, the parties will execute and deliver such additional documents and will provide such additional information as may reasonably be required to cany out the terms of this Agreement and the Notes and any agreements executed in connection herewith or therewith.

8.12.Expenses. Each party will pay all costs and expenses that it incurs with respect to the negotiation, execution, delive1y and perfo1mance of this Agreement.

8.13.Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party will be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

8.14.Acknowledgement. For the avoidance of doubt, it is acknowledged that each Purchaser will be entitled to the benefit of all adjustments in the number of shares of the Company's capital stock as a result of splits, recapitalizations, combinations or other similar· transaction affecting the Company's capital stock underlying the Conversion Shares that occur prior to the conversion of the Notes.

8.15.Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CA.USE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WA.IVER IS INTENDED TO BE ALLENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER REPRESENTS AND WARRANTS THAT SUCH PARTY HAS REVIEWED THIS WAIYER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

IN WITNESS WHEREOF, the patties hereto have executed this Agreement as of the date set forth above.

SEAWOLF BREWING COMPANY, INC.

By _

Name: Alan Beal

Title: CEO

Address: Annapolis MD 21401

Email Address:

IN WITNESS WHEREOF, the patties hereto have executed this Agreement as of the date set forth above.

If an individual:

Name:  [                           ]

Address:

Email Address:

If an entity:

[                           ]

a Delaware limited liability company

By: Its Manager, [                           ] a

Delaware limited liability company

By: Its Manager, [                           ] a

Delaware limited liability company

By: Its Manager [                           ]

a

North Carolina limited liability Company

By [                           ]

[                           ], Manager

Address: [                           ]

E-mail Address: [                           ]

SCHEDULE OF PURCHASERS

Initial Closing Date: October 7, 2020

Purchaser

Consideration and Principal

Balance of Promissory Note

[                           ] , a Delaware limited liability company$100,000.00

TOTAL$100,000.00

Subsequent Closing Date: (DATE)

Purchaser Consideration and Principal

Balance of Promissory Note

[NAME]

[NAME] TOTAL

$(AMOUNT).00

$(AMOUNT).00

$[AMOUNT).00